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                                                                       Exhibit 5






April 5, 2001

Board of Directors
FanZ Enterprises, Inc.
3020-I Prosperity Church Road
Suite 293
Charlotte, North Carolina  28269-7197

Re:      FanZ Enterprises, Inc. Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel for FanZ Enterprises, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form SB-2 (the "Registration Statement"), which Registration Statement relates to the registration of up to 2,500,000 shares (the "Shares") of the Company's common stock, $.01 par value per share ("Common Stock") in connection with the Company's initial public offering of Common Stock (the "Offering").

         You have requested our opinion in connection with the Company's filing of the Registration Statement. In this regard, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of the Company and of state authorities.

         We have investigated such questions of law for the purpose of rendering the opinion in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Delaware.

         On the basis of and in reliance on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Offering, will be validly issued, fully paid and nonassessable.

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Board of Directors
FanZ Enterprises, Inc.
April 5, 2001
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to being named in the Registration Statement under the heading "Legal Matters" as counsel to the Company. This opinion may not be relied upon by the Company for any other purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

Very truly yours,

/s/ Benesch, Friedlander,
     Coplan & Aronoff LLP

BENESCH, FRIEDLANDER,
 COPLAN & ARONOFF LLP